UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GMO Trust

(Name of Registrant as Specified in Its Charter)

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Important Notice Regarding Availability of These Solicitation Materials

This Consent Solicitation Statement is Available at: [                    ].

GMO TRUST

GMO Core Plus Bond Fund

40 Rowes Wharf

Boston, Massachusetts 02110

(617) 330-7500

CONSENT SOLICITATION STATEMENT DATED [    ]

INTRODUCTION

This Consent Solicitation Statement (the “Statement”) is being furnished to shareholders of GMO Core Plus Bond Fund (the “Fund”), a series of GMO Trust (the “Trust”), in connection with the solicitation of written consents (in lieu of a meeting of shareholders) from the shareholders of the Fund (the “Written Consent”). The Trust’s Board of Trustees (the “Board”) is seeking your approval of elimination of the Fund’s fundamental investment restriction with respect to the short sale of securities. A form of the Written Consent is attached as Exhibit A.

The Trust is organized as a Massachusetts business trust and is not required to hold annual meetings. The Trust currently has [forty-one (41)] series, but only the Fund is the subject of this Statement and only shareholders of the Fund are being provided with this Statement and the Written Consent. The Trust’s Amended and Restated Agreement and Declaration of Trust permits any action taken by shareholders to be taken without a meeting if shareholders holding a majority of shares entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

This Statement and Written Consent are first being mailed to shareholders of the Fund on or about [            ], 2014. Shareholders who wish to approve the proposal set forth below are requested to promptly execute and submit their Written Consents to the Trust. For those shares held in street name, the bank or broker can only vote the relevant shares after receipt of specific instructions from the shareholder(s). Each shareholder should contact the bank or broker responsible for the relevant account and instruct him or her regarding the Written Consent as soon as possible.

The Board unanimously recommends that you approve the elimination of the Fund’s fundamental investment restriction with respect to the short sale of securities by completing and returning the Written Consent. Shareholders of record as of the close of business on May 21, 2014 (the “Record Date”) are to receive this Statement and the accompanying Written Consent and are entitled to one vote for each whole share of the Fund held and a proportionate fractional vote for each fractional share held. Copies of this Statement and the Written Consent are also available to shareholders of the Fund at: [                    ].

The Written Consents are to be returned to the Clerk of the Trust at 40 Rowes Wharf, Boston, Massachusetts 02110, and a self-addressed, postage prepaid envelope is enclosed for your convenience.

This Statement should be kept for future reference. The most recent shareholder report for the Fund, dated February 28, 2014, has been previously mailed to shareholders. If you would like to receive additional copies of this Statement, Written Consent, or the shareholder report free of charge, please contact the Trust by writing to Shareholder Services at Grantham, Mayo, Van Otterloo & Co., 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Copies of this Statement, Written Consent, or the shareholder report will be sent by first class mail within three business days of GMO’s receipt of the request.

PROPOSAL: ELIMINATION OF FUNDAMENTAL INVESTMENT RESTRICTION

Overview. Shareholders of the Fund are being asked to eliminate the Fund’s fundamental investment restriction with respect to the short sale of securities (the “Short Sale Restriction”). The Investment Company Act of 1940, as amended (the “1940 Act”), requires registered investment companies to have “fundamental” investment restrictions governing certain of their investment practices. Investment companies may also voluntarily designate restrictions relating to other investment practices as fundamental. A change in a “fundamental” investment restriction requires shareholder approval. Removing the Short Sale Restriction will give the Fund more flexibility in pursuing its investment objective, as short sales are an alternative to certain investments currently being made by the Fund, and the use of short sales may allow the Fund to incur lower transaction costs. The Board unanimously recommends that shareholders approve the elimination of the Short Sale Restriction.

Description of Investment Restriction and Investment Strategies. The Fund’s Short Sale Restriction provides that the Fund may not “make short sales of securities or maintain a short position for the Fund’s account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.” As a result, the Fund currently is prohibited from making short sales of securities unless the Fund makes short sales “against the box,” meaning the Fund may make short sales when it owns, or has the right to acquire at no added cost, securities identical to those sold short.

The Fund’s Short Sale Restriction is not required to be fundamental under the 1940 Act. It was originally adopted by the Fund in response to state law requirements that have not applied to mutual funds since 1996. Consequently, for many years, new funds of the Trust have not adopted this restriction.

If shareholders approve this Proposal, the Fund will be permitted to engage in short sales – including those that are not “against the box” – in accordance with the provisions of the 1940 Act. In a typical short sale, the Fund borrows a security from a broker so that the Fund can sell the security to a third party. The Fund is then obligated to return to the broker a security of the same issue and quantity at some future date. In a short sale, the Fund realizes a loss to the extent that the security increases in value or a profit to the extent the security declines in value (after taking into account any associated costs). If the Fund engages in short sales, it may have to pay a premium to borrow the securities and must pay to the party from whom it borrows the securities any dividends or interest paid on the securities while they are borrowed. Short sales

“against the box” normally protect the Fund against the risk of loss in the value of a portfolio security because any decline in value of the security would be wholly or partially offset by a corresponding gain in the short position. However, any potential gain in the security would be wholly or partially offset by a corresponding loss in the short position. Short sales that are not “against the box” involve a form of investment leverage, and the amount of the Fund’s loss on a short sale is potentially unlimited. Consequently, the elimination of the Fund’s Short Sale Restriction could increase the Fund’s exposure to leveraging risk and other investment risks.

Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has advised the Board that it believes that the ability to engage in short sales will enhance investment flexibility and could assist the Fund in achieving its investment objective. The Fund’s investment objective is total return in excess of that of its benchmark, the Barclays U.S. Aggregate Index (the “Index”). The Fund seeks to achieve its investment objective through an investment program that has two principal components, one of which is seeking to replicate the Fund’s benchmark. The Manager typically replicates a large portion of the Fund’s benchmark exposure by entering into total return swaps on the Index and/or the Barclays MBS Fixed Rate Index. Such swaps generally start and expire at the end of a calendar month, when market liquidity is at its highest. If the Fund needs to reduce its benchmark exposure on other dates during a month (e.g., because of redemption activity), the Fund would need to terminate partially or fully one or more of its total return swaps and enter into new total return swaps with lesser notional exposures. To the extent the Fund is required to engage in these mid-month transactions, the Fund incurs increased transaction costs due to more limited mid-month market liquidity.

The Manager believes that, as an alternative to this approach, the Fund could reduce a large portion of its benchmark exposure and incur lower transaction fees by selling short one or more “to-be-announced” (“TBA”) mortgage-backed securities. Mortgage-backed securities make up a substantial portion of the Fund’s benchmark. If the Proposal is approved, the Fund would be permitted to (and the Manager expects the Fund to) engage in short sales of TBA mortgage-backed securities as part of the Fund’s investment strategies. The Manager has advised the Board that it believes that having the flexibility to engage in these transactions would be beneficial to the Fund.

Required Vote. Because this Statement is being furnished to shareholders of the Fund in connection with an action to be taken by written consent in lieu of a meeting of the shareholders, approval of the elimination of the Short Sale Restriction requires approval by a majority (i.e., more than 50%) of the Fund’s outstanding shares. Abstention, by not completing and returning a Written Consent, will have the same effect as a vote against the Proposal. A failure by beneficial owners to provide their broker or nominee instructions about how to vote shares will also have the same effect as a vote against the Proposal. Each executed and returned Written Consent will be treated as voting all shares held of record by the holder in favor of eliminating the Short Sale Restriction unless otherwise indicated on the Written Consent.

If the requisite approval is received to eliminate the Short Sale Restriction, the Fund will change its operations no sooner than 40 days from the mailing of these materials. If shareholders do not approve elimination of the Short Sale Restriction, the Short Sale Restriction will remain in effect.

Revocation of Consents. Written Consents may be revoked or withdrawn by a shareholder at any time prior to the date the Trust, on behalf of the Fund, makes a public filing with the Securities and Exchange Commission, stating that shareholders of the Fund have approved the elimination of the Short Sale

Restriction. To be effective, a revocation or withdrawal of the Written Consent must be in writing and must be received by the Clerk of the Trust at 40 Rowes Wharf, Boston, Massachusetts 02110. A revocation or withdrawal must specify the shareholder’s name and the date of the Written Consent being revoked or withdrawn.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS

APPROVE THE ELIMINATION OF THE SHORT SALE RESTRICTION.

INFORMATION ABOUT GMO

GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides management and shareholder services to the Fund, other funds of the Trust, privately offered funds and separately managed accounts. GMO is a private company, founded in 1977. As of January 31, 2014, GMO provided investment advisory services on a worldwide basis to more than $114 billion of client assets.

ADDITIONAL INFORMATION

Date for Receipt of Shareholders’ Proposals for Subsequent Meetings of Shareholders. The Trust’s Amended and Restated Agreement and Declaration of Trust does not provide for annual meetings of shareholders. The Trustees, however, may from time to time schedule special meetings. Shareholder proposals for inclusion in the Trust’s proxy statement for any meeting must be received by the Trust a reasonable period of time prior to any such meeting.

Financial Information. A copy of the Annual Report for the Fund for the most recent fiscal year ended (i.e., February 28, 2014), including financial statements, has previously been mailed to shareholders. Upon request, the Fund will furnish, without charge, to any of its shareholders, a copy of the Annual Report of the Fund for its most recent fiscal year and a copy of its semiannual report for any subsequent semiannual period. Requests may be made in writing to Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110, Attn: Shareholder Services, or by telephone by calling collect 1-617-346-7646. Reports also are available free of charge at http://www.gmo.com.

Other Information. The costs of soliciting written consents and expenses relating to the preparation of these materials are being borne by GMO. In addition to soliciting written consents by mail, the Trustees, officers and employees of the Trust and GMO may solicit written consents in person or by telephone.

Only one copy of this Statement may be mailed to a shareholder holding shares in multiple accounts within the Fund. In addition, unless the Trust has received contrary instructions, only one copy of this Statement will be mailed to an address that is shared by two or more shareholders. Additional copies of this Statement will be delivered promptly upon request. Requests may be made in writing to Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110, Attn: Shareholder Services, or by telephone by calling collect 1-617-346-7646.

FUND INFORMATION

General Information and Mailing Address. The Trust is an open-end registered management investment company under the 1940 Act and is organized as a Massachusetts business trust. The Fund is a series of the Trust. The mailing address of the Trust and the Fund is 40 Rowes Wharf, Boston, Massachusetts 02110.

Manager. Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110, serves as the Trust’s investment manager and administers the Trust’s business affairs.

Distributor. Funds Distributor, LLC, 3 Canal Plaza, Suite 100, Portland, Maine 04101, serves as the Trust’s distributor (the “Distributor”) on behalf of the Fund. The Distributor is not affiliated with GMO.

Share Ownership. As of the date of this Statement, only Class III and Class IV shares of the Fund are outstanding. Please refer to Exhibit B for additional information about Class III and Class IV shares and a list of persons known by the Fund to own beneficially 5% or more of the outstanding Class III or Class IV shares of the Fund as of April 30, 2014. Please refer to Exhibit C for additional information about ownership of Fund shares by the Trustees and principal executive officers of the Trust as of April 30, 2014. As of April 30, 2014, the Trustees and officers of the Trust as a group owned 1% or less of the outstanding shares of each class of shares of the Fund.

PLEASE PROMPTLY EXECUTE AND RETURN THE ENCLOSED WRITTEN CONSENT IF

YOU WISH TO APPROVE THE PROPOSAL. A SELF-ADDRESSED, POSTAGE PREPAID

ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

[            ], 2014

EXHIBIT A – FORM OF WRITTEN CONSENT

GMO TRUST

GMO Core Plus Bond Fund

Written Consent to Action in Lieu of a Meeting of the Shareholders

The undersigned, holder(s) of shares of the GMO Core Plus Bond Fund (the “Fund”), a series of GMO Trust, a Massachusetts business trust (the “Trust”), acting by written consent in lieu of a meeting pursuant to authority contained in Article V, Section 4 of the Trust’s Amended and Restated Agreement and Declaration of Trust, consent to, by signing this written consent, vote all share(s) held for the adoption of the following resolutions and consent to the filing of this Consent with the minutes of the meetings of the shareholders of the Fund, with the same effect as if such vote had been cast at a meeting of the shareholders duly called and held. This Consent is solicited on behalf of the Trust’s Board of Trustees (the “Board”).

WHEREAS, pursuant to written consent, the Board approved the elimination of the fundamental investment restriction of the Fund with respect to the short sale of securities (the “Short Sale Restriction”); and

WHEREAS, the removal of the Short Sale Restriction also requires approval by the holders of at least a majority of the outstanding shares of the Fund; it is hereby

RESOLVED, that the removal of the Short Sale Restriction be, and it hereby is, approved; and

RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to take any and all actions any of them may deem necessary or appropriate to implement the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed this Consent as of this      day of         , 2014. This Consent may be executed in two or more counterparts and all counterparts so executed will constitute one instrument.

By:

Name:

Title:

A-1

EXHIBIT B – SHARES OUTSTANDING AND BENEFICIAL OWNERSHIP

As of the Record Date (i.e., May 21, 2014), the Fund had outstanding 6,529,915.496 Class III shares and 25,655,277.835 Class IV shares.

The table below sets forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding Class III or Class IV shares of the Fund as of April 30, 2014.

Class	Name and Address of Beneficial Owner	Number of Shares Held	Percentage of Class
Class III	Kansas City, Missouri Employees’ Retirement System City Hall, 414 E. 12th Street, 12th Floor Kansas City, MO 64106	6,431,420.951	98.49%

Class IV	Northern Trust Company as Trustee FBO Mayo Foundation PO Box 92956 Chicago, IL 60675	12,058,868.494	47.00%

Class IV	Northern Trust Company as Trustee FBO Mayo Foundation PO Box 92956 Chicago, IL 60675	7,844,732.713	30.58%

Class IV	Teachers’ Retirement System of The City of New York 55 Water Street, 16th Floor New York, NY 10041	4,291,638.380	16.73%

B-1

EXHIBIT C – TRUSTEE AND EXECUTIVE OFFICER OWNERSHIP OF THE FUND

The following table sets forth the Trustees’ and executive officers’ of the Trust direct beneficial share ownership in the Fund as of April 30, 2014. The address of each of them is c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110.

Name of Trustee/Officer	Amount of Ownership in the Fund*
Donald W. Glazer (Independent Trustee)	None

Peter Tufano (Independent Trustee)	None

Paul Braverman (Independent Trustee)	None

Joseph B. Kittredge, Jr. (Trustee; President and Chief Executive Officer of the Trust)	None

Sheppard N. Burnett (Treasurer and Chief Financial Officer of the Trust)	None

All Trustees and Executive Officers as a group	None

*	As of April 30, 2014, the Trustees and officers of the Trust as a group owned 1% or less of the outstanding shares of each class of shares of the Fund.

C-1

FORM OF WRITTEN CONSENT

GMO TRUST

GMO Core Plus Bond Fund

Written Consent to Action in Lieu of a Meeting of the Shareholders

The undersigned, holder(s) of shares of the GMO Core Plus Bond Fund (the “Fund”), a series of GMO Trust, a Massachusetts business trust (the “Trust”), acting by written consent in lieu of a meeting pursuant to authority contained in Article V, Section 4 of the Trust’s Amended and Restated Agreement and Declaration of Trust, consent to, by signing this written consent, vote all share(s) held for the adoption of the following resolutions and consent to the filing of this Consent with the minutes of the meetings of the shareholders of the Fund, with the same effect as if such vote had been cast at a meeting of the shareholders duly called and held. This Consent is solicited on behalf of the Trust’s Board of Trustees (the “Board”).

WHEREAS, pursuant to written consent, the Board approved the elimination of the fundamental investment restriction of the Fund with respect to the short sale of securities (the “Short Sale Restriction”); and

WHEREAS, the removal of the Short Sale Restriction also requires approval by the holders of at least a majority of the outstanding shares of the Fund; it is hereby

RESOLVED, that the removal of the Short Sale Restriction be, and it hereby is, approved; and

RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to take any and all actions any of them may deem necessary or appropriate to implement the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed this Consent as of this      day of         , 2014. This Consent may be executed in two or more counterparts and all counterparts so executed will constitute one instrument.

By:

Name:

Title: